Exhibit 99.1

Paylocity Announces Second Quarter Fiscal Year 2016 Financial Results

•                  Q2 2016 Total Revenue of $55.2 million, up 61% year-over-year

•                  Q2 2016 Recurring Revenue of $52.3 million, up 61% year-over-year

Arlington Heights, IL. — February 4, 2016 — Paylocity Holding Corporation (Nasdaq: PCTY), a cloud-based provider of payroll and human capital management software solutions, today announced financial results for the second quarter of fiscal year 2016, which ended December 31, 2015.

“The second quarter was our strongest as a public company, including total revenue growth of 61%. The record growth we saw in the second quarter was a result of the strong performance from our sales team as well as the impact of our ACA Enhanced product for new and existing clients,” said Steve Beauchamp, President and Chief Executive Officer of Paylocity. “We continue to be very pleased with the response our ACA solution has received, which is a testament to our sustained investment in R&D as well as the dedication of our client operations team.”

Second Quarter Fiscal Year 2016 Financial Highlights

Revenue:

•                  Total revenue was $55.2 million, an increase of 61% from the second quarter of fiscal year 2015.

•                  Total recurring revenue was $52.3 million, representing 95% of total revenue and an increase of 61% from the second quarter of fiscal year 2015.

Adjusted EBITDA:

•                  Adjusted EBITDA, a non-GAAP measure, was $7.2 million compared to Adjusted EBITDA of ($0.2) million in the second quarter of fiscal year 2015.

Operating Income (Loss):

•                  GAAP operating loss was ($1.3) million, compared to an operating loss of ($6.5) million in the second quarter of fiscal year 2015.

•                  Non-GAAP operating income was $4.0 million, compared to a non-GAAP operating loss of ($2.4) million in the second quarter of fiscal year 2015.

Net Income (Loss):

•                  GAAP net loss was ($1.2) million. This compares to a net loss of ($6.4) million for the second quarter of fiscal year 2015. Net loss per share was ($0.02) for the three months ended December 31, 2015 based on 50.9 million basic and diluted weighted average common shares outstanding. Net loss per share was ($0.13) for the second quarter of fiscal year 2015 based on 49.8 million basic and diluted weighted average common shares outstanding.

•                  Non-GAAP net income was $4.1 million. This compares to non-GAAP net loss of ($2.3) million for the second quarter of fiscal year 2015. Non-GAAP net income per share was $0.08 for the three months ended December 31, 2015 based on 53.7 million diluted weighted average common shares outstanding. Non-GAAP net loss per share was ($0.05) for the second quarter of fiscal year 2015 based on 49.8 million basic and diluted weighted average common shares outstanding.

Balance Sheet and Cash Flow:

•                  Cash and cash equivalents totaled $79.0 million at the end of the quarter.

•                  Cash flow from operations for the second quarter of fiscal year 2016 was $7.8 million compared to $1.0 million for the second quarter of fiscal year 2015.

A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook

Based on information available as of February 4, 2016, Paylocity is issuing guidance for the third quarter and full fiscal year 2016 as indicated below.

Third Quarter 2016:

•                  Total revenue is expected to be in the range of $66.5 million to $67.5 million.

•                  Adjusted EBITDA is expected to be in the range of $10.5 million to $11.5 million.

•                  Non-GAAP net income is expected to be in the range of $7.0 million to $8.0 million, or $0.13 to $0.15 per share, based on approximately 54.0 million diluted weighted average common shares outstanding.

Fiscal Year 2016:

•                  Total revenue is expected to be in the range of $223.0 million to $225.0 million.

•                  Adjusted EBITDA is expected to be in the range of $22.0 million to $23.0 million.

•                  Non-GAAP net income is expected to be in the range of $9.5 million to $10.5 million, or $0.18 to $0.19 per share, based on approximately 54.0 million diluted weighted average common shares outstanding.

Conference Call Details

Paylocity will host a conference call to discuss its second quarter results at 4:00 p.m. Central Time today (5:00 Eastern Time). A live audio webcast of the conference call can be accessed through the company’s Investor Relations Web site at http://www.paylocity.com. Participants who choose to call in to the conference call can do so by dialing (855) 226-3021 or (315) 625-6892, passcode 15866532. A replay of the call will be available and archived via webcast at www.paylocity.com.

About Paylocity

Paylocity is a provider of cloud-based payroll and human capital management, or HCM, software solutions for medium-sized organizations. Paylocity’s comprehensive and easy-to-use solutions enable its clients to manage their workforces more effectively.  Paylocity’s solutions help drive strategic human capital decision-making and improve employee engagement by enhancing the human resource, payroll and finance capabilities of its clients. For more information, visit www.paylocity.com.

Source: Paylocity

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA, adjusted gross profit, adjusted recurring gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP net income (loss) per share, non-GAAP sales and marketing, non-GAAP total research and development and non-GAAP general and administrative. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Adjusted gross profit and adjusted recurring gross profit are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and amortization of capitalized internal-use software costs. Non-GAAP operating income (loss) is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and the amortization of acquired intangibles. Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and the amortization of acquired intangibles. Non-GAAP net income (loss) and non-GAAP net income (loss) per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and the amortization of acquired intangibles. Non-GAAP total research and development is adjusted for capitalized internal-use software costs and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.

Safe Harbor/forward looking statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future revenues and financial performance and other statements about management’s beliefs, intentions or goals.  Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks related to Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; Paylocity’s ability to sell new products, such as ACA Enhanced, to its existing customers and new customers; Paylocity’s ability to service clients effectively; Paylocity’s ability to expand its sales organization to effectively address new geographies; Paylocity’s ability to continue to expand its referral network of third parties; Paylocity’s ability to accurately forecast revenue and appropriately plan its expenses; Paylocity’s ability to manage its growth effectively; Paylocity’s ability to forecast its tax position, including but not limited to the assessment of the need for a valuation allowance against its deferred tax position; continued acceptance of SaaS as an effective method for delivery of payroll and HCM solutions; Paylocity’s ability to protect and defend its intellectual property; unexpected events in the market for Paylocity’s solutions; future regulatory, judicial and legislative changes in its industry, including changes in ACA that could impact sales of the ACA Enhanced product; changes in the competitive environment in Paylocity’s industry and the market in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 14, 2015.  Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC.  These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Balance Sheets

(in thousands, except per share data)

	June 30,	December 31,
	2015	2015
Assets
Current assets:
Cash and cash equivalents	$81,258	$79,024
Accounts receivable, net	1,115	1,468
Prepaid expenses and other	4,416	5,521
Deferred income tax assets, net	775	397

Total current assets before funds held for clients	87,564	86,410
Funds held for clients	591,219	883,137

Total current assets	678,783	969,547
Long-term prepaid expenses	403	695
Capitalized internal-use software, net	7,357	9,309
Property and equipment, net	16,061	21,121
Intangible assets, net	11,941	11,180
Goodwill	6,003	6,003

Total assets	$720,548	$1,017,855

Liabilities and Stockholders’ Equity

Current liabilities:

Accounts payable	$1,327	$2,889
Consideration related to acquisitions	511	300
Accrued expenses	16,430	17,696

Total current liabilities before client fund obligations	18,268	20,885
Client fund obligations	591,219	883,137

Total current liabilities	609,487	904,022
Deferred rent	2,607	3,397
Deferred income tax liabilities, net	874	647

Total liabilities	$612,968	$908,066
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2015 and December 31, 2015	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2015 and December 31, 2015; 50,703 shares issued and outstanding at June 30, 2015 and 50,953 shares issued and outstanding at December 31, 2015	51	51
Additional paid-in capital	155,672	162,481
Accumulated deficit	(48,143)	(52,743)
Total stockholders’ equity	$107,580	$109,789
Total liabilities and stockholders’ equity	$720,548	$1,017,855

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended December 31,		Six months ended December 31,
	2014	2015	2014	2015
Revenues:
Recurring fees	$32,055	$51,732	$61,197	$94,095
Interest income on funds held for clients	390	615	753	1,143
Total recurring revenues	32,445	52,347	61,950	95,238
Implementation services and other	1,868	2,837	3,472	5,054
Total revenues	34,313	55,184	65,422	100,292
Cost of revenues:
Recurring revenues	11,953	16,125	22,010	29,282
Implementation services and other	6,093	7,975	11,488	15,013
Total cost of revenues	18,046	24,100	33,498	44,295
Gross profit	16,267	31,084	31,924	55,997
Operating expenses:
Sales and marketing	9,401	14,340	18,479	26,790
Research and development	5,271	6,799	9,298	12,228
General and administrative	8,061	11,239	15,509	21,690
Total operating expenses	22,733	32,378	43,286	60,708
Operating loss	(6,466)	(1,294)	(11,362)	(4,711)
Other income	80	214	129	297
Loss before income taxes	(6,386)	(1,080)	(11,233)	(4,414)
Income tax expense	34	85	62	186
Net loss	$(6,420)	$(1,165)	$(11,295)	$(4,600)
Net loss per share:
Basic	$(0.13)	$(0.02)	$(0.23)	$(0.09)
Diluted	$(0.13)	$(0.02)	$(0.23)	$(0.09)
Weighted-average shares used in computing net loss per share:
Basic	49,775	50,890	49,670	50,817
Diluted	49,775	50,890	49,670	50,817

Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises are included in the above line items:

	Three months ended December 31,		Six months ended December 31,
	2014	2015	2014	2015
Cost of revenue - recurring	$466	$461	$814	$858
Cost of revenue - implementation services and other	388	311	679	602
Sales and marketing	910	1,228	1,794	2,155
Research and development	850	823	1,385	1,450
General and administrative	1,301	2,057	2,526	3,721
Total	$3,915	$4,880	$7,198	$8,786

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended December 31,
	2014	2015
Cash flows from operating activities:

Net loss	$(11,295)	$(4,600)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	7,137	8,492
Depreciation and amortization	4,160	6,155
Deferred income tax expense	39	151
Provision for doubtful accounts	71	75
Loss on disposal of equipment	42	168
Changes in operating assets and liabilities:
Accounts receivable	(345)	(428)
Prepaid expenses	(193)	(891)
Trade accounts payable	697	653
Accrued expenses	536	1,039
Net cash provided by operating activities	849	10,814

Cash flows from investing activities:
Capitalized internal-use software costs	(1,579)	(3,775)
Purchases of property and equipment	(4,165)	(6,865)
Payments for acquisitions	(2,585)	(183)
Net change in funds held for clients	(440,878)	(291,918)
Net cash used in investing activities	(449,207)	(302,741)

Cash flows from financing activities:
Net change in client funds obligation	440,878	291,918
Proceeds from follow-on offering, net of cash paid for issuance costs	18,716	—
Payments on initial public offering costs	(75)	—
Proceeds from exercise of stock options	181	137
Proceeds from employee stock purchase plan	670	1,403
Taxes paid related to net share settlement of equity awards	(1,380)	(3,765)
Net cash provided by financing activities	458,990	289,693
Net Change in Cash and Cash Equivalents	10,632	(2,234)
Cash and Cash Equivalents—Beginning of Period	78,848	81,258
Cash and Cash Equivalents—End of Period	$89,480	$79,024
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Build-out allowance received from landlord	—	$55
Unpaid follow-on offering costs included in accrued expenses	$332	$152
Purchase of property and equipment, accrued but not paid	$1,366	$1,531
Supplemental disclosure of cash flow information
Cash paid for income taxes, net of refunds	$26	$22

Paylocity Holding Corporation

Reconciliation of GAAP to non-GAAP Financial Measures

(In thousands except per share data)

	Three months Ended December 31,		Six months Ended December 31,
	2014	2015	2014	2015
Reconciliation from gross profit to adjusted gross profit:
Gross profit	$16,267	$31,084	$31,924	$55,997
Amortization of capitalized internal-use software costs	685	1,423	1,278	2,365
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	854	772	1,493	1,460
Adjusted gross profit	$17,806	$33,279	$34,695	$59,822

	Three months Ended December 31,		Six months Ended December 31,
	2014	2015	2014	2015
Reconciliation from total recurring revenues to adjusted recurring gross profit:
Total recurring revenues	$32,445	$52,347	$61,950	$95,238
Cost of recurring revenues	11,953	16,125	22,010	29,282
Recurring gross profit	20,492	36,222	39,940	65,956
Amortization of capitalized internal-use software costs	685	1,423	1,278	2,365
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	466	461	814	858
Adjusted recurring gross profit	$21,643	$38,106	$42,032	$69,179

	Three months Ended December 31,		Six months Ended December 31,
	2014	2015	2014	2015
Reconciliation from net loss to Adjusted EBITDA:
Net loss	$(6,420)	$(1,165)	$(11,295)	$(4,600)
Interest expense	—	—	—	—
Income tax expense	34	85	62	186
Depreciation and amortization	2,229	3,436	4,160	6,155
EBITDA	(4,157)	2,356	(7,073)	1,741
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	3,915	4,880	7,198	8,786
Adjusted EBITDA	$(242)	$7,236	$125	$10,527

	Three months Ended December 31,		Six months Ended December 31,
	2014	2015	2014	2015
Reconciliation from operating loss to non-GAAP operating income (loss):
Operating loss	$(6,466)	$(1,294)	$(11,362)	$(4,711)
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	3,915	4,880	7,198	8,786
Amortization of acquired intangibles	190	381	380	761
Non-GAAP operating income (loss)	$(2,361)	$3,967	$(3,784)	$4,836

	Three months Ended December 31,		Six months Ended December 31,
	2014	2015	2014	2015
Reconciliation from net loss to non-GAAP net income (loss):
Net loss	$(6,420)	$(1,165)	$(11,295)	$(4,600)
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	3,915	4,880	7,198	8,786
Amortization of acquired intangibles	190	381	380	761
Non-GAAP net income (loss)	$(2,315)	$4,096	$(3,717)	$4,947

	Three months Ended December 31,		Six months Ended December 31,
	2014	2015	2014	2015
Calculation of non-GAAP net income (loss) per share:
Non-GAAP net income (loss)	$(2,315)	$4,096	$(3,717)	$4,947
Pro forma weighted average number of shares of common stock	49,775	53,720	49,670	53,580
Non-GAAP net income (loss) per share	$(0.05)	$0.08	$(0.07)	$0.09

	Three months Ended December 31,		Six months Ended December 31,
	2014	2015	2014	2015
Reconciliation of non-GAAP Sales and Marketing:
Sales and Marketing	$9,401	$14,340	$18,479	$26,790
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	910	1,228	1,794	2,155
Non-GAAP Sales and Marketing	$8,491	$13,112	$16,685	$24,635

	Three months Ended December 31,		Six months Ended December 31,
	2014	2015	2014	2015
Reconciliation of non-GAAP Total Research and Development:
Research and Development	$5,271	$6,799	$9,298	$12,228
Capitalized internal-use software costs	667	1,732	1,579	3,775
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	850	823	1,385	1,450
Non-GAAP Total Research and Development	$5,088	$7,708	$9,492	$14,553

	Three months Ended December 31,		Six months Ended December 31,
	2014	2015	2014	2015
Reconciliation of non-GAAP General and Administrative:
General and Administrative	$8,061	$11,239	$15,509	$21,690
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	1,301	2,057	2,526	3,721
Amortization of acquired intangibles	190	381	380	761
Non-GAAP General and Administrative	$6,570	$8,801	$12,603	$17,208